AGREEMENT AND PLAN OF REORGANIZATION

MUNDER SERIES TRUST
AMERINDO FUNDS INC.

	THIS AGREEMENT AND PLAN OF
REORGANIZATION Agreement is made as of
this 18th day of July, 2005, by and between Munder Series Trust, a Delaware statutory trust Trust, with its principal place of business at 480 Pierce Street, Birmingham,
 Michigan 48009, on behalf of its series, Munder Internet Fund Acquiring Fund, and merindo Funds Inc., a Maryland corporation
Acquired Fund Company, with its principal place of business at c/o One Freedom Valley
Drive, Oaks, PA 19456, on behalf of its series, Amerindo Technology Fund Acquired Fund.

	WHEREAS, each of the Acquired Fund and
 the Acquiring Fund is a series of an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940, as amended 1940 Act;

	WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368a1 of the United States Internal Revenue Code of 1986, as amended Code;

	WHEREAS, the contemplated reorganization and liquidation will consist of 1 the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A shares of beneficial interest of the Acquiring
Fund Acquiring Fund Shares corresponding to the
Class D shares of common stock of the Acquired Fund
Acquired Fund Shares, as described herein, 2 the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and 3 the distribution of the Acquiring Fund Shares to the shareholders of the
Acquired Fund in complete liquidation of the Acquired
Fund, as provided herein Reorganization, all upon the terms and conditions hereinafter set forth in this Agreement;

	WHEREAS, following the Reorganization, the
Acquired Fund Company will deregister as an investment
 company in accordance with the rules and regulations of the Securities and Exchange Commission Commission;


	WHEREAS, following the effective date of its deregistration, the Acquired Fund Company shall voluntarily dissolve in accordance with Section 3-403 of the Maryland General Corporation Law MGCL;

	WHEREAS, the Acquired Fund currently owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

	WHEREAS, the Board of Trustees of the Trust
 Trustees have determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all known liabilities of the Acquired
Fund by the Acquiring Fund is in the best interests of
 the Acquiring Fund and that the interests of the e xisting shareholders of the Acquiring Fund would no t be diluted as a result of this transaction; and

	WHEREAS, the Board of Directors of the Acq uired Fund Company Board of Directors has determined with respect to the Acquired Fund that the sale, assignment, conveyance, transfer and delivery of al l of the property and assets of the Acquired Fund f or Acquiring Fund Shares and the assumption of known all liabilities of the Acquired Fund by the Acquiring
 Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

	WHEREAS, the Board of Directors has determined that the dissolution of the Acquired Fund Company following the Reorganization is advisable;

	NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND S KNOWN LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUND AND THE SUBSEQUENT DEREGISTRATION AND
 DISSOLUTION OF ACQUIRED FUND COMPANY

	1.1. Subject to the requisite approval of the Acquired Fund shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein,
Acquired Fund Company, on behalf of the Acquired Fund, agrees to sell, assign, convey, transfer and deliver all of its property and assets, as set forth in paragraph
1.2, to the Acquiring Fund, and the Trust, on behalf of
 the Acquiring Fund, agrees in exchange therefor: a to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares corresponding to value of the Acquired Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Acquired Fund s net assets computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2; and b to assume all known liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 Closing Date.

	1.2. The property and assets of Acquired Fund Company attributable to the Acquired Fund and to be sold, assigned, conveyed, transferred and delivered to and acquired by the Trust, on behalf of the Acquiring Fund, shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Valuation Date, as defined in paragraph 2.1 collectively, Assets. The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring
 Fund any rights, stock dividends, or other securities, if any, received by the Acquired Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such stock dividends or other distribution that remains unpaid and/or have not been received by the Acquired Fund as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

	1.3. The Acquired Fund will make reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Date and shall establish any necessary reserves and/or shall
 accrue all amounts deemed to be necessary to disc harge any contingent liability of the Acquired Fun d that is reasonably expected to become due and pa e determination of the Acquired Fund as to whether a ny such reserve and/or accrual of expenses is neces sary with respect to any contingent liability of t he Acquired Fund that is reasonably expected to bec ome due and payable within three years from the Valuation Date shall be in accordance with accounting principles generally accepted in the United States of America GAAP consistently applied, including, in particular, with the guidance provided in FASB 5.
The Trust, on behalf of the Acquiring Fund, shall assume all of the known liabilities of the Acquired
 Fund, whether accrued or contingent, existing at the Valuation Date collectively, Liabilities. On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all and in no event less than 98 of its investment company taxable income computed without regard to any deduction for dividends paid and realized net capital gain after reduction for any available capital loss carryover, if any, for the current taxable year through the Closing Date.

	1.4. Immediately following the actions
contemplated by paragraph 1.1, the Acquired Fund
 Company shall take such actions necessary to complete the liquidation of the Acquired Fund.
To complete the liquidation, Acquired Fund Company, on behalf of the Acquired Fund, shall a distribute to its shareholders of record as of the Closing Date, as defined in paragraph 3.1 Acquired Fund Shareholders, on a pro rata basis, the Acquiring Fund Shares received by Acquired Fund Company, on behalf of the Acquired Fund, pursuant to paragraph 1.1 and b completely liquidate.
 Such distribution and liquidation shall be accomplished, with respect to the Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the
Acquiring Fund to open accounts on the share records of
 the Acquiring Fund in the names of the Acquired Fund
Shareholders. The aggregate net asset value of Acquiring
Fund Shares to be so credited to the Acquired Fund
Shareholders shall be equal to the aggregate net asset value of the Acquired Fund Shares owned by Acquired Fund
 Shareholders on the Closing Date. All issued and outstanding Acquired Fund Shares will be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange.

	1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund s transfer agent.

	1.6. Any reporting responsibility of the Acquired
Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Commission, any state securities commission, and relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund Company, on behalf of the Acquired Fund.

	1.7. As promptly as practicable following the Reorganization, the Acquired Fund Company will take all necessary action to effect its deregistration as an investment company in accordance with the rules and regulations of the Commission and shall subsequently voluntarily dissolve in accordance with the requirements of the MGCL.

2. VALUATION

	2.1. The value of the Assets shall be determined as of the time for calculation of the net asset value of the Acquired Fund as set forth in its then-current prospectus, and after the declaration of any dividends by the Acquired Fund, on the Closing Date such time and date being also referred to herein as the Valuation Date, computed using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to the Acquired
 Fund and valuation procedures established by Acquired Fund Company s Board of Directors. All computations of the value of the Assets shall be made by SEI Investments Global Fund Services, in its capacity as fund accountant for the
Acquired Fund, and, to the extent required by the Acquired Fund Company s valuation procedures with respect to any fair valued securities, by the Board of Directors of the Acquired Fund Company.

	2.2. The net asset value per Acquiring Fund Share shall be determined as of the time for calculation of the net asset value of the Acquiring Fund Shares as set forth in its then-current prospectus on the Valuation Date, using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to the Acquiring Fund and the valuation procedures established by the Trust s Board of Trustees. All computations of the net asset value per
 Acquiring Fund Share shall be made a by State Street Bank and Trust Company, in its capacity as fund accounting agent for the Acquiring Fund, or b in the case of securities subject to fair valuation, by Munder Capital Management in accordance with the valuation procedures of the Trust adopted in good faith by the Board of Trustees of the Trust.

	2.3. The number of Acquiring Fund Shares to be issued in exchange for the Assets shall be determined by dividing the value of the Acquired Fund s net assets, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring
Fund Share, determined using the same valuation procedures referred to in paragraph 2.2.

3. CLOSING AND CLOSING DATE

	3.1. The Closing Date shall be October 14, 2005, or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed to by the parties.
The close of business on the Closing Date shall be as of 4:00 p.m., Eastern time. The Closing shall be held at the offices of the Trust or at such other time and/or place as the parties may agree.

	3.2. Acquired Fund Company shall direct Brown
 Brothers Harriman & Co., as custodian for the Acquired Fund Acquired Fund Custodian, to deliver to the Trust, at the
Closing, a certificate of an authorized officer of the Custodian stating that i the Assets have been delivered in proper form to the Acquiring Fund as of the Closing
Date, and ii all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund s portfolio securities represented by a certificate or other written instrument shall be presented by the Acquired Fund Custodian to State Street Bank and Trust Company, as the
custodian for the Acquiring Fund Acquiring Fund Custodian. Such presentation shall be made for examination no later than five 5 business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund as of the
 Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. Each Acquired Fund s
Assets held in book-entry form with a securities depository, as defined in Rule 17f-4 of the 1940 Act, shall be transferred by the Acquired Fund Custodian to the Acquiring Fund Custodian
 for the account of the corresponding Acquiring Fund as of the Closing Date by book entry, in accordance with the customary practices of the Acquired Fund Custodian and of each such securities depository. The cash to be transferred by the
 Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

	3.3. Acquired Fund Company shall direct the transfer agent for the Acquired Fund Transfer Agent to deliver to the Trust at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of the Acquired Fund Shares owned by each such shareholder immediately prior to the Closing.
 The Acquiring Fund shall deliver to the Acting President of the Acquired Fund a confirmation evidencing that a the appropriate number of Acquiring Fund Shares have been credited to the Acquired
 Fund s account on the books of the Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4 and b the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4. At the Closing each party shall deliver to the other party such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other party or its counsel may reasonably request.

	3.4. In the event that on the Valuation Date with respect to the Acquired Fund or at the time of calculation of the net asset value per share of the Acquiring Fund Shares pursuant to paragraph 2.2 with respect to the Acquiring Fund a the New York
 Stock Exchange Exchange shall be closed to trading or trading thereupon shall be restricted, or b trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable in the judgment of the
 Board of Trustees of the Trust with respect to the Acquiring Fund and the Board of Directors of Acquired Fund Company with respect to the Acquired Fund, the Closing Date shall be postponed until the first Friday that is also a business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4. REPRESENTATIONS AND WARRANTIES

	4.1. Except as has been fully disclosed to the Trust in Schedule 4.1 to this Agreement, Acquired Fund Company, on behalf of the Acquired Fund, represents and warrants to the Trust as follows:

a The Acquired Fund is duly established as a series of
 Acquired Fund Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under its
 Articles of Incorporation, as amended Charter, to own all of its Assets and to carry on its business as it is being conducted as of the date hereof. Acquired Fund Company is either not required to qualify as a foreign trust or association in any jurisdiction or has so qualified in any jurisdiction in which it is required to so qualify.
Acquired Fund Company has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1c.

b Acquired Fund Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the
 Acquired Fund Shares under the Securities Act of 1933, as amended 1933 Act, is in full force and effect.

c No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended 1934 Act, the 1940 Act and state securities laws.

d The current prospectus and statement of additional information of the Acquired Fund conforms, and each prospectus and statement of additional information of the Acquired Fund used at all times during the three years prior to the date of this Agreement conformed at the time of its use, in all material respects to 1940 Act and the rules and regulations of the Commission thereunder and does not, or did not at the time of its use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

e Except as disclosed on Schedule 4.1e, on the Closing
 Date, Acquired Fund Company, on behalf of the Acquired
 Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Trust, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act.

f The Acquired Fund Company, on behalf of the Acquired
Fund, is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in i a material violation of the Charter or by-laws of Acquired Fund Company or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquired Fund Company, on behalf of the Acquired Fund, is a party or by which it is bound, or ii the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Acquired Fund Company, on behalf of the Acquired Fund, is a party or by which it is bound.

g All material contracts or other commitments of the
 Acquired Fund Company, on behalf of the Acquired Fund other than this Agreement and certain investment contracts, including options, futures, and forward contracts as listed on Schedule 4.1, will terminate without liability to the Acquired Fund on or prior to the Closing Date. Each contract listed in Schedule
 4.1 is a valid, binding and enforceable obligation of each party thereto assuming due authorization, execution and delivery by the other party thereto and the assignment by the Acquired Fund to the Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder or the imposition of any penalty thereunder.

h No litigation or administrative proceeding or formal or informal investigation of or before any governmental body or court is presently pending or, to best knowledge and belief of the Acquired Fund, the Acquired Fund Company and the directors of the Acquired Fund Company who are not 1 interested persons as defined in Section 2a19 of the 1940 Act of the Acquired Fund Company or 2 affiliated persons as defined in Section 2a3 of the 1940 Act of the Acquired Fund s former adviser
Independent Directors after reasonable inquiry as set
 forth in Schedule 4.1h, threatened against the Acquired Fund Company, with respect to the Acquired
 Fund or any of its properties or assets, or the Board of Directors of the Acquired Fund Company
acting as members of a board of directors of a fund and not individually, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The
 Acquiring Fund acknowledges its awareness of the recent publicly disclosed events regarding the
Acquired Fund s former adviser, including but not
 limited to the arrest on pending charges of the two principals of the Acquired Fund s former adviser.
 Notwithstanding the foregoing, neither the Acquired
Fund Company, on behalf of the Acquired Fund, nor the Independent Directors of the Acquired Fund Company 1 knows of any facts involving the Acquired Fund
Company, the Acquired Fund or any of its properties or assets, nor knows of any actions of the Board of Directors acting as members of a board of directors of a fund and not individually that might form the basis for the institution of any proceedings against the Acquired Fund Company, the Acquired Fund or any of its properties or assets or against the Board of Directors acting as members of a board of directors of a fund and not individually and 2 to the best knowledge and belief of the Acquired Fund, the
Acquired Fund Company and the Independent
Directors after reasonable inquiry, none of the Acquired Fund, the Acquired Fund Company or the
 Board of Directors of the Acquired Fund Company acting as members of a board of directors of a fund and not individually is a party to or subject
 to the provisions of any order, decree or judgment of any court or governmental body that would materially and adversely affect the Acquired Fund, Acquired Fund Company, the Board of Directors of the Acquired Fund Company acting as members of a board of directors and not individually or the business of the Acquired Fund Company or the Acquired Fund, or the ability of the Acquired
Fund to consummate the transactions herein contemplated.

i The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net
Assets, and Schedule of Investments of the Acquired Fund as included in the most recent
 Annual Report to Shareholders for the
cquired Fund the Annual Report, have been audited by Deloitte & Touche LLP,
Independent Registered Public Accounting
Firm, and are in accordance with GAAP
consistently applied, and such statements
 a true and correct copy of which has been furnished to the Trust present fairly, in all material respects, the financial condition of the Acquired Fund as of the date of the most recent Annual Report i.e., October 31,
2004 in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Acquired Fund required in accordance with GAAP to be reflected on a balance sheet for the Acquired Fund including the notes thereto as of the date of the Annual Report that are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and
Changes in Net Assets, and Schedule of
Investments of the Acquired Fund, as included or to be included in the most recent unaudited
 Semi- Annual Report to shareholders for the Acquired Fund since the date of the Annual
Report the Semi-Annual Report dated April 30,
2005 are in accordance with GAAP consistently applied, and such statements a true and correct copy of which has been or will be furnished to the Trust present fairly, in all material respects, the financial condition of the Acquired
 Fund as of the date of the Semi- Annual Report in accordance with GAAP, and all known contingent, accrued or other liabilities of the Acquired Fund required in accordance with GAAP to be reflected on a balance sheet for the Acquired Fund including the notes thereto as of such date are disclosed therein.

j Except as disclosed in Schedule 4.1j, since April
 30, 2005, there has not been any material adverse change in the Acquired Fund s financial condition, assets, liabilities or business, other than changes
 occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness, other than the incurrence of indebtedness in the ordinary course of business in accordance with the Acquired Fund s investment restrictions. For the purposes of this subparagraph j, a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund
Shares by shareholders of the Acquired Fund shall not constitute a material adverse change.

k On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date including any extensions shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of Acquired Fund Company s knowledge and belief, no such return is currently under audit and no assessment has been asserted with respect to such returns.

l For each taxable year of its operation including the
 taxable year ending on the Closing Date, the Acquired
Fund has met or will meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been or will be eligible to and has computed or will compute its federal income tax under Section 852 of the Code, and will have distributed substantially all of i the excess of x its investment income excludible from gross income under Section 103 of the Code over y its deductions disallowed under Sections 265 and 171 of the Code net tax-exempt income, ii its investment company taxable income computed without regard to any deduction for dividends paid, and iii any net capital gain after reduction for any capital loss carryover as defined in the Code that has accrued through the Closing Date, and before the Closing Date will have declared dividends intended to be sufficient to distribute all of its net tax-exempt income, investment company taxable income and net capital gain for the period ending on the Closing Date.

m All issued and outstanding Acquired Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Acquired Fund Company and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws.
All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund Shares.

n The execution, delivery and performance of this
 Agreement, and the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Board of Directors of Acquired Fund Company acting as members of a board of directors of a fund and not individually, and by the approval of the Acquired Fund s shareholders, as described in paragraph 8.1, and this Agreement constitutes a valid and binding obligation of Acquired
Fund Company, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.

o The combined proxy statement and prospectus
Proxy Statement to be included in the Registration
Statement as defined in paragraph 5.7, insofar as
 it relates to information regarding the Acquired
Fund, the Acquired Fund Company or the Board of
Directors of the Acquired Fund Company, will from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein and on
 the Closing Date i not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein, and ii comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.
The information to be furnished by the Acquired Fund for use in registration statements and other documents filed or to be filed with any federal, state or local
\ regulatory authority including the National
Association of Securities Dealers, Inc. NASD, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and
regulations thereunder applicable thereto.

4.2. Except as has been fully disclosed to Acquired Fund Company in Schedule 4.2 to this
 Agreement, the Trust, on behalf of the
Acquiring Fund, represents and warrants
to Acquired Fund Company as follows:

a The Acquiring Fund is duly established as a series of the Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power under the Trust s Declaration of Trust to own all of its properties and assets and to carry on its business as contemplated by this Agreement. The Trust is either not required to qualify as a foreign trust or association in any jurisdiction or has so qualified in any jurisdiction in which it is required to so qualify. The Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.2c.

b The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the Acquiring Fund Shares under the 1933 Act will be in full force and effect as of the Closing Date.

c No consent, approval, authorization, or order of any
 court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws.

d The current prospectus and statement of additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times during the three years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

e The Trust, on behalf of the Acquiring Fund, is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in i a material violation of the Trust s Declaration of Trust or by-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Acquiring Fund, is a party or by which it is bound, or ii the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of the Acquiring Fund, is a party or by which it is bound.

f No litigation or administrative proceeding or formal or informal investigation of or before any governmental body or court is presently pending or, to the Trust s best knowledge and belief after reasonable inquiry, threatened against the Trust, with respect to the Acquiring Fund, any of the Acquiring Fund s properties or assets or the
 Board of Trustees of the Trust, that, if adversely determined, would materially and adversely affect the
 Acquiring Fund s financial condition or the conduct of its business. Neither the Trust, on behalf of the Acquiring
 Fund, nor the Board of Trustees of the Trust knows of any facts that might form the basis for the institution of such proceedings and neither the Trust, on behalf of the
 Acquiring Fund, nor the Board of Trustees of the Trust is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that would materially and adversely affect the Trust, the Acquired Fund, the Board of Trustees of the Trust
 or the business of the Trust or the Acquiring Fund, or the ability of the Acquiring Fund to consummate the transactions herein contemplated.

g The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquiring Fund as included in the Annual Report to Shareholders for the Acquiring Fund
dated June 30, 2004, have been audited by Ernst & Young
 LLP, Independent Registered Public Accounting Firm, and are in accordance with GAAP consistently applied, and such statements a true and correct copy of which has been furnished to Acquired Fund Company present fairly, in all material respects, the financial condition of the
Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Acquiring Fund required in accordance to GAAP to be reflected on a balance sheet for the Acquiring Fund including the notes thereto as of such date that are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and
 Changes in Net Assets, and Schedule of Investments of the Acquiring Fund as included in the unaudited Semi-Annual
Report to Shareholders for the Acquiring Fund dated
December 31, 2004, are in accordance with GAAP onsistently applied, and such statements a true and correct copy of which has been furnished to Acquired
Fund Company present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and all known contingent, accrued or other liabilities of the Acquiring Fund required in accordance with GAAP to be reflected on a balance sheet including the notes thereto as of such date are disclosed therein. The
Statement of Assets and Liabilities, Statements of
 Operations and Changes in Net Assets, and Schedule of Investments of the Acquiring Fund as included or to be included in the Annual Report to Shareholders for the Acquiring Fund dated June 30, 2005 have been or will have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, and
 are or will be when sent to the Acquiring Fund shareholders in the regular course in accordance with GAAP consistently applied, and such statements a \true and correct copy of which has been or will be furnished to Acquired Fund Company present or will present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and all known contingent, accrued or other liabilities of the
 Acquiring Fund required in accordance with GAAP to be reflected on a balance sheet for the
Acquiring Fund including the notes thereto as of such date are or will be disclosed therein.

h Since December 31, 2004, there has not been any
 material adverse change in the Acquiring Fund s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness, other than the incurrence of indebtedness in the ordinary course of business in accordance with the Acquiring Fund s investment restrictions. For the purposes of this subparagraph h, a decline in net asset value per share of Acquiring Fund
Shares due to declines in market values of ecurities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change.

i On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date including any extensions shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Trust s knowledge and belief, no such return is currently under audit and no assessment has been asserted with respect to such returns.

j For each taxable year of its operation including the taxable year that includes the Closing Date, the Acquiring Fund has met or will meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been or will be eligible to and has computed or will compute its federal income tax under Section 852 of the Code.

k All of the issued and outstanding Acquiring
Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Trust and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. The Acquiring
 Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares. All of the
 Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the
Acquired Fund Shareholders, pursuant to this Agreement will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring Fund Shares and be fully paid and non-assessable by the Trust.

l The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Board of Trustees of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.

m The Proxy Statement to be included in the Registration
Statement as defined in paragraph 5.7, insofar as it relates to the Acquiring Fund, the Trust, the Acquiring
Fund Shares, or the Board of Trustees of the Trust will from the effective date of the Registration Statement through the date of the meeting of shareholders of the
 Acquired Fund contemplated therein and on the Closing
 Date i not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and ii comply in all material respects with the provisions of the 1933 Act, the
1934 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by the Acquiring
Fund for use in registration statements and other documents
 filed or to be filed with any federal, state or local regulatory authority including the NASD, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

5. COVENANTS

Acquired Fund Company, on behalf of the Acquired Fund, and
 the Trust, on behalf of the Acquiring Fund, respectively, hereby further covenant as follows:

5.1. The Acquired Fund and the Acquiring Fund each will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2. The Acquired Fund Company will a send appropriate notification to its shareholders of the Acquired Fund regarding the transactions contemplated by this Agreement and b call a meeting of the shareholders of the Acquired
 Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3. The Acquired Fund covenants that the Acquiring Fund
Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.4. The Acquired Fund will use its best efforts to assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

5.5. Subject to the provisions of this Agreement, the Acquired Fund covenants to take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to a accurately reflect in its financial statements and other reports or documents sent or to be sent to its shareholders or filed with regulatory authorities its financial condition including any known, accrued or other liabilities and b consummate and make effective the transactions contemplated by this Agreement.

5.6. Subject to the provisions of this Agreement, the Acquiring Fund covenants to take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to a accurately reflect in its financial statements and other reports or documents sent or to be sent to its shareholders or filed with regulatory authorities its financial condition including any known, accrued or other liabilities and b consummate and make effective the transactions contemplated by this
 Agreement.

5.7. The Trust, on behalf of the Acquiring Fund, shall prepare and file a Registration Statement on Form N-14 in compliance with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder with respect to the Reorganization Registration Statement. The
Acquired Fund will provide in a timely manner to the Trust such information regarding the Acquired Fund as may be necessary for the preparation of the Registration Statement.

5.8. Each of the Acquired Fund and the Acquiring
 Fund covenant to use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.9. Acquired Fund Company, on behalf of the Acquired Fund, covenants that it will, from time to time, as and when requested by the Trust, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Trust, on behalf of the Acquiring Fund, may deem necessary or desirable in order to vest in and confirm a Acquired Fund Company s title to and possession of the Acquiring Fund Shares to be delivered hereunder, and b the Trust s title to and possession of all the Assets, and otherwise to carry out the intent and purpose of this Agreement.

5.10. The Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

5.11. The Acquiring Fund shall not change its Declaration of Trust, prospectus or statement of additional information prior to Closing so as to restrict permitted investments for the Acquiring Fund prior to Closing, except as required by the Commission.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED FUND

The obligations of Acquired Fund Company, on
 behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at Acquired Fund Company s election, to the performance by the Trust, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1. All representations and warranties of the Trust, on behalf of the Acquiring Fund, contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

6.2. The Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Trust, on behalf of the Acquiring Fund, on or before the Closing Date.

6.3. The Trust shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments as Acquired Fund Company may reasonably deem necessary or desirable in order to vest in and confirm a Acquired Fund Company s title to and possession of the Acquiring Fund Shares to be delivered hereunder, and b the Trust s assumption of all of the Liabilities, and otherwise to carry out the intent and purpose of this Agreement.

6.4. The Trust, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed in the name of the Trust, on behalf of the Acquiring Fund, by the Trust s President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Acquired Fund Company and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as Acquired Fund Company shall reasonably request.

6.5. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund
Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND

The obligations of the Trust, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Trust s election, to the performance by Acquired Fund Company, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

7.1. All representations and warranties of Acquired Fund Company, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

7.2. Acquired Fund Company, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Acquired Fund Company, on behalf of the Acquired Fund, on or before the Closing Date.

7.3. Acquired Fund Company shall have delivered to the Acquiring Fund a statement of the Assets and Liabilities, as of the Closing Date, including a schedule of investments, certified by the
Treasurer of Acquired Fund Company and a detailed listing of all known Liabilities as of the Closing Date. Acquired Fund Company shall have executed and delivered all such assignments and other instruments of transfer as the Trust may deem necessary or desirable in order to vest in and confirm a Acquired Fund Company s title to and possession of the Acquiring Fund Shares to be delivered hereunder and b the Trust s title to and possession of all the Assets, and otherwise to carry out the intent and purpose of this Agreement.

7.4. Acquired Fund Company, on behalf of the Acquired Fund, shall have delivered to the Trust a certificate executed in the name of Acquired Fund Company, on behalf of the Acquired Fund, by Acquired Fund Company s President or Vice President
and its Treasurer or Assistant Treasurer provided that the same person may not sign in multiple capacities, in a form reasonably satisfactory to the Trust and dated as of the Closing Date, as to the matters set forth in paragraphs
7.1 and 7.2 and as to such other matters as the Trust shall reasonably request.

7.5. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring
 Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7.6. The Acquired Fund Company shall have provided the
 Acquiring Fund with a a copy of all directors and officers/errors and omissions liability insurance policies that have been in effect for the five years prior to the Closing Date and b a copy of a tail insurance policy in an amount and in a form reasonably acceptable to the Trust.

7.7 Except as listed on Schedule 4.1j, the Acquired Fund or the Acquired Fund Company shall not have suffered any individual circumstance or any combination of circumstances that have had, or are expected to have, any material adverse effect a on the operations, business, results of operations, properties, assets or financial condition of the Acquired Fund or the Acquired Fund Company or b on the ability of Acquired Fund or the Acquired Fund
 Company to consummate the transactions contemplated by this Agreement. Redemptions made by shareholders in the normal course shall not be deemed to be material adverse circumstances for purposes of this Section 7.7.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
 ACQUIRING FUND AND ACQUIRED FUND

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to Acquired Fund Company, on behalf of the Acquired Fund, or the Trust, on behalf of the Acquiring Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this
 Agreement:

8.1. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provision of the
 Charter and by-laws of Acquired Fund Company, applicable state law and the 1940 Act, which approval shall include approval of the dissolution of the Acquired
 Fund Company under Section 3-403 of the MGCL, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring
Fund. Notwithstanding anything herein to the contrary,
 neither the Trust nor Acquired Fund Company may waive the condition set forth in this paragraph 8.1.

8.2. On the Closing Date, no action, suit or other proceeding shall be pending or, to the Trust s or to
Acquired Fund Company s best knowledge and belief, threatened before any governmental agency or court in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Trust or Acquired Fund
 Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

8.4. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5. The parties shall have received the opinion of Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by Acquired
Fund Company, on behalf of the Acquired Fund, the Trust, on behalf of the Acquiring Fund, and their respective authorized officers, a the transaction contemplated by this Agreement will constitute a reorganization within the meaning of Section 368a of the Code, and the Acquiring Fund and the Acquired Fund will each be a party to a reorganization within the meaning of Section 368b of the Code; b no gain or loss will be recognized by the Acquiring Fund upon receipt of the Assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities;
 c the basis in the hands of the Acquiring Fund in the Assets will be the same as the basis of the Acquired Fund in the Assets immediately prior to the transfer thereof; d the holding periods of the Assets in the hands of the Acquiring Fund will include the periods during which the Assets were held by the Acquired Fund; e no gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange for the Acquiring
 Fund Shares and the assumption by the
Acquiring Fund of all of the Liabilities, or upon the distribution of the Acquiring
Fund Shares by the Acquired Fund to its
shareholders in liquidation; f no gain or loss will be recognized by the Acquired
Fund shareholders upon the exchange of
their Acquired Fund Shares for the
Acquiring Fund Shares; g the aggregate
basis of the Acquiring Fund Shares that
each Acquired Fund shareholder receives
in connection with the transaction will
be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor;
 h an Acquired Fund shareholder s holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefore, provide that he or she held such Acquired Fund Shares as capital assets; and i the Acquiring Fund will succeed to, and take into account subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder the items of the Acquired Fund described in Section 381c of the Code. The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in connection with the reorganization. The delivery of such opinion is conditioned upon receipt by Dechert
LLP of representations it shall request of the Trust and Acquired Fund Company. Notwithstanding anything herein to the contrary, neither the Trust nor Acquired Fund Company may waive the condition set forth in this paragraph 8.5.

8.6. The Trust shall have received the opinion of Kirkpatrick & Lockhart Nicholson Graham LLP dated the Closing Date subject to customary
 assumptions, qualifications and limitations and in form and substance reasonably acceptable to the Trust substantially to the effect that, based upon certain facts and certifications made by Acquired Fund Company, on behalf of the
 Acquired Fund, and its authorized officers, a Acquired Fund Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and authorized to exercise all of the powers recited in its Charter under the laws of the State of Maryland, and the Acquired Fund is a series of Acquired Fund Company;
 b assuming the due authorization, execution and deliver of this Agreement by the Trust on behalf of the Acquiring Fund, this Agreement constitutes a valid and legally binding obligation of Acquired Fund Company, on behalf of the Acquired
 Fund, enforceable against the Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors
 rights and to general equity principles; provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable Federal or state securities laws; c all actions required to be taken by Acquired Fund Company, on behalf of the Acquired Fund, to authorize the Agreement and to effect the transactions contemplated thereby have been duly authorized by all necessary action on the part of Acquired Fund
Company; d the execution and delivery by Acquired Fund Company of this Agreement did not, and the performance by Acquired Fund Company, on behalf of the Acquired Fund, of its obligations under this Agreement will not, violate Acquired
Fund Company s Charter or by-laws; provided, however, that such counsel shall be entitled to state that it expresses no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that insofar as the performance by Acquired
Fund Company, on behalf of the Acquired Fund, of its
 obligations under this Agreement is concerned, such counsel shall be entitled to state that it expresses no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; e to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Acquired Fund, on behalf of the Acquired Fund, of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws; f to the best knowledge and belief of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against Acquired Fund Company, with respect to the Acquired Fund, the Acquired Fund, the Board of Directors of the Acquired Fund Company acting as members of a board of directors of a fund and not individually or any of the properties or Assets of the Acquired Fund Company or the Acquired
Fund, that, if adversely determined, would materially and adversely affect the financial condition or the conduct of the business of the Acquired Fund Company or Acquired Fund; and g to the best knowledge and belief of such counsel, there are no facts that might form the basis for the institution of such proceedings against Acquired Fund Company, with respect to the Acquired Fund, the Acquired Fund, the Board of Directors of the Acquired Fund Company
 acting as members of a board of directors of a fund and not individually and no such person or entity is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that would materially and adversely affect the business of the Acquired Company Fund or the Acquired Fund or the ability of the Acquired Fund to consummate the transactions herein contemplated.
With respect to all matters of Maryland law, such counsel shall be entitled to state that, with the approval of the Acquiring Fund, they have relied upon the opinion of Maryland counsel, and that its opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of
 Maryland counsel. Such opinion also shall include such other matters incident to the transactions contemplated by this Agreement as the Acquiring
 Fund may reasonably request.

8.7. Acquired Fund Company shall have received the opinion of Dechert LLP dated the Closing
Date subject to customary assumptions,
qualifications and limitations and in form and substance reasonably acceptable to
 Acquired Fund Company substantially to the effect that, based upon certain facts and certifications made by the Trust, on behalf of the Acquiring Fund, and its authorized officers, a the Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware and authorized to exercise all of the powers recited in its Declaration of Trust under the laws of the State of Delaware, and the Acquiring Fund is a series of the Trust; b the Acquiring Fund Shares are duly authorized and, upon delivery to Acquired Fund Company, on behalf of the Acquired Fund pursuant to this Agreement, will be validly issued, fully paid and non-assessable by the Trust, except to the extent that shareholders may be held personally liable for the obligations of the Trust and the Acquiring Fund under the laws of the State of Delaware; c assuming the due uthorization, execution and deliver of this Agreement by Acquired Fund Company on behalf of the Acquired Fund, this Agreement constitutes a valid and legally binding obligation of the Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws; d all actions required to be taken by the Trust, on behalf of the Acquiring Fund, to authorize the Agreement and to effect the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Trust; e the execution and delivery by the
 Trust of this Agreement did not, and the performance by the Trust, on behalf of the Acquiring Fund, of its obligations under the greement will not, violate the Trust s Declaration of Trust or by-laws; provided, however, that such counsel shall be entitled to state that it expresses no opinion with respect to federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that insofar as the performance by the Trust, on behalf of the
 Acquiring Fund, of its obligations under the Agreement is concerned, such counsel shall be entitled to state that it expresses no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; and f to the best knowledge and belief of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws.
Such opinion also shall include such other matters
 incident to the transactions contemplated by this Agreement as the Acquired Fund may reasonably request.

8.8. At the time of execution of this Agreement, the Trust shall have received from Deloitte & Touche
LLP, Independent Registered Public Accounting Firm,
 a letter, dated such date, in form and substance satisfactory to the Trust, to the effect that:

a they are the independent registered public accounting firm for the Acquired Fund within the meaning of Section 2 of the
Sarbanes-Oxley Act of 2002; and

b in their opinion, the financial statements
 examined by them and included or to be included in the Registration Statement comply as to form in all material respects with the accounting requirements of the federal securities laws applicable to the financial statements of registered open-end management investment companies.

8.9. Prior to the effective date of the
Registration Statement and the mailing of the Proxy Statement to shareholders of the Acquired Fund, counsel to the Acquired Fund
 Company, Kirkpatrick & Lockhart Nicholson
\Graham LLP, shall provide a oral report to counsel to the Trust, Dechert LLP, and counsel to the Trustees of the Trust who are not interested persons as defined in Section 2a19 of the 1940 Act of the Trust, Morgan Lewis &
Bockius LLP, regarding the findings and/or results of a forensic investigation of the Acquired Fund conducted by Deloitte & Touche
LLP, Independent Registered Public Accounting
Firm, for the Audit Committee of the Acquired
 Fund in accordance with an engagement letter dated June 9, 2005. Such oral report shall reflect accurately and completely, in all material respects, the oral findings and/or results presented to the Audit Committee of the
Acquired Fund by Deloitte & Touche LLP and counsel to the Acquired Fund Company will make a representation in writing to that effect.

8.10. The Assets shall not include any assets that the Acquiring Fund, by reason of limitations contained in its Declaration of Trust, by-laws or of investment restrictions disclosed in its current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.

9. INDEMNIFICATION

9.1. The Trust, out of the Acquiring Fund s assets and property including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements agrees to indemnify and hold harmless the Acquired Fund Company and its Directors and officers and the Acquired
Fund from and against any and all losses, claims, damages, liabilities or expenses including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation to which the Acquired Fund Company and its Directors or officers, or the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense or actions with respect thereto arises out of or is based on a any breach by the Trust, Acquiring Fund or the Board of Trustees of the Trust of any of the representations, warranties, covenants or agreements set forth in this Agreement or b any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Trust, the Acquiring Fund or the Trustees, officers or employees of the Acquiring Fund prior to the Closing Date pertaining to the Acquiring Fund s representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Trust or the Acquiring Fund is not a in violation of any applicable law or b otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9.2. Acquired Fund Company, out of the Acquired
Fund s assets and property including any amounts
 paid to the Acquired Fund Company, Acquired
Fund or the Board of Directors of the Acquired
Fund Company pursuant to any applicable
liability insurance policies or indemnification agreements but excluding payments made to the
 Independent Directors under applicable
liability insurance policies agrees to
indemnify and hold harmless the Trust, its Trustees and officers and the Acquiring Fund from and against any and all losses, claims, damages, liabilities or expenses including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation to which the Trust, its Trustees or officers, or the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense or actions with respect thereto arises out of or is based on a any breach by the Acquired Fund Company, the Acquired Fund or its Board of Directors acting as members of a board of directors of a fund and not individually of any of the representations, warranties, covenants or agreements set forth in this Agreement or b any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed prior to the Closing Date by the Acquired
 Fund Company, the Acquired Fund or the Board of Directors acting as members of a board of directors of a fund and not individually, current officers or employees of the Acquired
 Fund Company pertaining to Acquired Fund
Company s and Acquired Fund s representations,
 warranties, covenants or agreements, as set forth in this Agreement, provided that such indemnification by Acquired Fund Company or the Acquired Fund is not a in violation of any applicable law or b otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10. BROKERAGE FEES AND EXPENSES

10.1. The Trust, on behalf of the Acquiring Fund, and Acquired Fund Company, on behalf of the
Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2. Except as provided below, the expenses relating to the Reorganization will be split between the Acquired Fund and
 Munder Capital Management with the Acquired Fund paying
40% of such expenses and Munder Capital Management paying
 60% of such expenses. Notwithstanding the foregoing, a the fees and expenses charged by Dechert LLP shall be borne solely by Munder Capital Management, b the fees and expenses of Kirkpatrick & Lockhart Nicholson Graham
LLP and counsel to the Independent Directors shall be borne solely by the Acquired Fund, and c in no event will Munder Capital Management be obligated to pay fees expenses relating to the Reorganization excluding those of Dechert LLP in excess of seventy-five thousand dollars $75,000. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation and filing of the Registration Statement and printing and distribution of the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding a shareholders meeting pursuant to paragraph 5.2. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

11.1. The Trust and Acquired Fund Company agree that neither party has made any representation, warranty or covenant, on behalf of either the Acquiring Fund or the Acquired Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of each of the Acquired Fund and Acquiring
Fund in Section 9 shall survive the Closing. Notwithstanding the above, no representation, warranty or covenant contained in this Agreement shall survive longer than the period of the tail insurance policy required by Section 7.6.

12. TERMINATION

This Agreement may also be terminated and the transactions
 contemplated hereby may be abandoned at any time prior to the Closing Date:

a by mutual written agreement of the parties;

b by the Acquired Fund Company by written notice to the Trust if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Acquired Fund Company; or

c by the Trust by written notice to the Acquired Fund
 Company if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Trust.

13. AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Acquired Fund Company and the Trust.

14. NOTICES

Any notice, report, statement or demand required or
 permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery i.e., email personal service or prepaid or certified mail addressed as follows:

If to the Trust, at the address of the Trust set forth in the preamble to this Agreement, in each case to the attention of Stephen J. Shenkenberg and with a copy to Dechert LLP, 1775 I Street, NW, Washington,
DC 20006, attn.: Jane A. Kanter;

If to Acquired Fund Company, at the address of Acquired
 Fund Company set forth in the preamble to this Agreement, in each case to the attention of Dana Smith,
Acting President of the Acquired Fund Company and with a copy to Kirkpatrick & Lockhart Nicholson Graham LLP,
599 Lexington Avenue, New York, NY 10022, attn: Beth R. Kramer.

15. HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
LIMITATION OF LIABILITY; RULE 145

s15.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.3. The obligations of the Trust and the Acquiring Fund entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust or the Acquiring Fund personally, but bind only the assets of the Trust and all persons dealing with any series or fund of the Trust, such as the Acquired Fund, must look solely to the assets of the Trust belonging to such series or fund for the enforcement of any claims against the Trust.

15.4. Pursuant to Rule 145 under the 1933 Act, the Acquired Fund will, in connection with the issuance of any Acquiring Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145c, cause to be affixed upon the certificates issued to such person if any a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE
INTERNET FUND OR ITS PRINCIPAL UNDERWRITER UNLESS i A REGISTRATION STATEMENT WITH RESPECT THERETO IS
 EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
 OR ii IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY
 TO MUNDER INTERNET FUND, SUCH REGISTRATION IS NOT REQUIRED;

and, further, the Acquired Fund will issue stop transfer instructions to its transfer agent with respect to such Acquired Fund Shares.

[Remainder of Page Intentionally Left Blank]


IN WITNESS WHEREOF, each of the parties hereto
 has caused this Agreement to be executed by its President or any officer.

MUNDER SERIES TRUST
AMERINDO FUNDS INC.
on behalf of its series,
on behalf of its series,
Munder Internet Fund




			Amerindo Technology Fund



By:
By:
Name: Stephen J. Shenkenberg
		Name: Dana E. Smith
Title:Vice President and Secretary
Title: Acting President


With respect to paragraph 10.2 of
this Agreement, accepted and acknowledged by:

MUNDER CAPITAL MANAGEMENT


By:
Name: Peter K. Hoglund
Title: Managing Director and
	Chief Administrative Officer